Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

COMMERCIAL CREDIT, INC.

Effective as of             , 2015

ARTICLE I

Section 1.1. Registered Office. Commercial Credit, Inc. (the “Corporation”) shall continuously maintain in the State of Delaware a registered office which may, but need not be, the same as its place of business, and a registered agent whose business office is identical with such registered office. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors of the Corporation (the “Board of Directors”).

Section 1.2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Stockholders Meetings

Section 2.1. Annual Meetings.

(a) Annual meetings of stockholders shall be held each year at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each such annual meeting, the stockholders shall elect the directors and transact such other business as may properly be brought before the meeting.

Section 2.2. Advance Notice of Stockholder Business.

(a) To be properly brought before the annual meeting, business (other than the nomination of directors) must be:

(1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors;

(2) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or

(3) otherwise properly brought before the meeting by a stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in these bylaws (the “Bylaws”), on the record date for the meeting and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in these Bylaws as to such business.

(b) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(3) of this Section 2.2, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the Corporation addressed to the attention of the Secretary of the Corporation not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary of the date of the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the Corporation not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the 10th day following the day on which public announcement of the date of such meeting is first made. For the purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, PR Newswire, Associated Press, Business Wire or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

(1) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting;

(2) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made;

(3) the class, series and number of shares of the Corporation that are owned beneficially and of record by the stockholder and such beneficial owner and a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or represented by proxy at the meeting;

(4) any material interest of the stockholder of record or beneficial owner in such business;

(5) any other information that is required to be provided by the stockholder pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) in such stockholder’s capacity as a proponent of a stockholder proposal; and

(6) a representation as to whether either such stockholder of record or beneficial owner intends, or is part of a group that intends, to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to approve the proposal and/or otherwise to solicit proxies from stockholders in support of such proposal.

(d) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. The Chairman of the Board (or such other person presiding at the meeting in accordance with these Bylaws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 2.3. Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes by the Secretary only at the request of the Chairman of the Board of Directors, the Chief Executive Officer or by a resolution duly adopted by the affirmative vote of a majority of the Board of Directors, and by no other persons. The business transacted at a special meeting of stockholders shall be limited to the purpose or purposes for which such meeting is called, except as otherwise determined by the Board of Directors or the chairman of the meeting.

Section 2.4. Notice of Meetings. For all meetings of stockholders, a written or printed notice of the meeting shall be delivered personally, by mail or by electronic transmission (if receipt thereof has been consented to by the stockholder to whom the notice is given), to each stockholder of record entitled to vote at such meeting, which notice shall state the place, if any, date and time of the meeting and the means of remote communications, if any, for such meeting. For all special meetings and when and as otherwise required by law, the notice shall state the purpose or purposes of the meeting and the business to be transacted at such meeting. At any special meeting, the business to be transacted at such meeting shall be limited to the matters so stated in the notice of such special meeting and any matters reasonably related thereto. The notice of the meeting shall be given not less than 10 nor more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears in the records of the Corporation. If given by facsimile transmission, such notice shall be deemed to have been delivered when directed to a number at which the stockholder has consented to receive notice by facsimile. If given by electronic transmission, such notice shall be deemed to have been delivered (a) by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice by United States mail or facsimile transmission; and (c) if by any other form of electronic transmission, when directed to the stockholder. When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, if any, date, time and means of remote communications, if any, thereof are announced at the meeting at which the adjournment is taken, unless otherwise required by law.

Section 2.5. Adjournments. If a quorum is not present or represented at any meeting of stockholders, a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum, or by any officer entitled to preside at such meeting, shall be entitled to adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When a meeting is adjourned to another place, if any, date, time and means of remote communications, if any, notice need not be given of the adjourned meeting if the place, if any, date, time and means of remote communications, if any, thereof are announced at the meeting at which the adjournment is taken, unless otherwise required by law; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, time and means of remote communications, if any, of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

Section 2.6. Quorum. Except as otherwise provided by law, the certificate of incorporation of the Corporation (the “Certificate of Incorporation”) or these Bylaws, the presence in person or by proxy of the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote at the meeting shall constitute a quorum at each meeting of stockholders.

Section 2.7. Organization and Conduct of Business. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or if there is none or in his or her absence, by the Chief Executive Officer, or in his or her absence, by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

Section 2.8. Vote Required. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, (i) at all meetings of stockholders for the election of directors, a plurality of votes cast shall be sufficient to elect, and (ii) any other question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority in voting power of the stock represented and entitled to vote thereon. The Board of Directors, in its discretion, or any officer entitled to preside at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 2.9. Proxies. A stockholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. An appointment of a proxy is revocable by the stockholder unless the appointment form states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 2.10. Voting Procedures and Inspectors of Elections. In advance of any meeting of stockholders, the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The inspectors shall have the duties prescribed by applicable law. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares of stock represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.11. Fixing Date of Determination of Stockholders of Record. (a) In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof; (ii) to receive payment of any dividend or other distribution or allotment of any rights; (iii) to exercise any rights in respect of any change, conversion or exchange of stock or (iv) to take, receive or participate in any other action, the Board of Directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors and which (1) in the case of a determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, be not more than 60 nor less than ten days before the date of such meeting and (2) in the case of any other action, shall be not more than 60 days before such action.

(b) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.12. List of Stockholders Entitled to Vote. The Secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.13. Place of Meeting. The Board of Directors may designate the place of meeting, either within or without of the State of Delaware, for any annual or special meeting of stockholders. In the absence of any such designation, the place of meeting shall be the principal place of business of the Corporation.

ARTICLE III

Board of Directors

Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. Directors need not be stockholders of the Corporation to be qualified for election or service as a director of the Corporation.

Section 3.2. Number, Election and Tenure. Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, the exact number of directors shall be determined from time to time solely by resolution adopted by the Board of Directors. No decrease in the number of authorized directors shall have the effect of removing any director before that director’s term of office expires. The directors shall be elected and shall hold office only in the manner provided in the Certificate of Incorporation.

Section 3.3. Advance Notice of Director Nominations.

(a) Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, nominations of persons for election to the Board of Directors must be:

(1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors;

(2) otherwise made by or at the direction of the Board of Directors; or

(3) otherwise properly made by a stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in these Bylaws, on the record date for the meeting and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in these Bylaws as to such nomination.

(b) For nominations to be properly brought before a meeting by a stockholder pursuant to clause (C) of paragraph (a)(3) of this Section 3.3, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the Corporation addressed to the attention of the Secretary of the Corporation:

(1) in the case of an annual meeting of stockholders, not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary of the date of the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the Corporation not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which public announcement of the date of such meeting is first made, and

(2) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of (A) the 90th day prior to such special meeting and (B) the 10th day following the day on which notice of the date of the special meeting was delivered or public announcement of the date of the special meeting is first made.

In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) A stockholder’s notice to the Secretary shall set forth;

(1) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the Corporation that are owned beneficially by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Exchange Act and (v) the nominee’s written consent to serve, if elected, and

(2) as to the stockholder giving the notice, (i) a description of all arrangements or understandings between such stockholder and each person the stockholder proposes for election or re-election as a director pursuant to which such proposed nomination is being made and (ii) the information called for by Section 2.2(c)(2) through (6) of Article II.

(d) The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

(e) In connection with any annual meeting of stockholders (or, if and as applicable, any special meeting of stockholders), the Chairman of the Board (or such other person presiding at such meeting in accordance with these Bylaws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Section 3.4. Vacancies. Any newly created directorship resulting from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy on the Board of Directors shall be filled only by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, may exercise the powers of the full board until the vacancy is filled. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director elected to fill a position resulting from any increase in the authorized number of directors shall hold office until the next election of the class for which such director shall have been chosen (or, if directors are not at that time divided into classes, until the next annual meeting of stockholders to be held in the first year following the year of his or her election), subject in each case to the election and qualification of his or her successor or his or her earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.5. Resignation and Removal. Any director may resign at any time upon written notice to the Corporation at its principal place of business addressed to the attention of the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt of such notice unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event. Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, any director may be removed from office by the stockholders only for cause and only in the manner provided in this Section. At any annual meeting or special meeting of stockholders, the notice of which identifies the director or directors proposed to be removed and states that the removal of a director or directors is among the purposes of the meeting, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares of capital stock of the Corporation entitled to vote in the election of directors, voting as one class, may remove such director or directors for cause. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

Section 3.6. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after, and, at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the place, either within or without of the State of Delaware, date and time for the holding of additional regular meetings of the Board of Directors, without other notice than such resolution.

Section 3.7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, the Chief Executive Officer, or the Secretary. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting. The purpose or purposes of a special meeting need not be stated in the call or notice.

Section 3.8. Organization and Manner of Acting. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or if there is none or in his or her absence, by the Chief Executive Officer, or in his or her absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Certificate of Incorporation or these Bylaws.

Section 3.9. Quorum of Directors. A majority of the number of directors holding office on the date of any regular or special meeting shall constitute a quorum for the transaction of business at such meeting of the Board of Directors; provided, however, that if less than a majority of the number of directors holding office on the date of such meeting is present at that meeting, a majority of the directors present may adjourn the meeting at any time without further notice, unless otherwise required by law, until a quorum shall be present or represented.

Section 3.10. Committees. The Board of Directors may (a) by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation, (b) designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee and (c) in the absence or disqualification of a member of the committee, the member or members present at any meeting and not disqualified from voting, whether or not a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors designating such committee, or an amendment to such resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 3.11. Telephonic Meetings. Directors, or any committee of directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.11 shall constitute presence in person at such meeting.

Section 3.12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, provided that any such electronic transmission complies with Section 141 of the General Corporation Law of the State of Delaware. All approvals evidencing any such consent shall be delivered to the Secretary of the Corporation to be filed in the corporate records. Any action taken by such consent shall be effective as of the date on which the Corporation receives approvals evidencing that all of the directors have approved the consent, unless the consent specifies a different effective date.

Section 3.13. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

Section 3.14. Reliance upon Records. Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.

Section 3.15. Interested Directors. A director who is directly or indirectly a party to a contract or transaction with the Corporation, or is a director or officer of or has a financial interest in any other corporation, partnership, association or other organization which is a party to a contract or transaction with the Corporation, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization to the extent permitted by applicable law, including Section 144 of the General Corporation Law of the State of Delaware.

Section 3.16. Director Compensation. Any director that is an employee of the Corporation shall not be entitled to any compensation for his or her service solely as a director, but shall be paid his or her reasonable expenses, if any, for attendance at each meeting of the Board of Directors or a committee thereof. Any director of the Corporation that is not an employee of the Corporation may receive compensation (equity, cash or otherwise) for his or her service as a director of the Corporation, in each case as determined by the Board of Directors.

Section 3.17. Presumption of Assent. Unless otherwise provided by the laws of the State of Delaware, a director who is present at a meeting of the Board of Directors or a committee thereof at which action is taken on any matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

Officers

Section 4.1. Executive Officers; Election; Qualification; Term of Office. The Board of Directors shall annually elect one of its members to be the chairman of the board and shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board of Directors shall determine. The Chairman of the Board shall preside at all meetings of the Board of Directors and of stockholders. The Chairman of the Board shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors or these Bylaws. The Board of Directors shall also elect a Secretary and may elect a President, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Any number of offices may be held by the same person. Each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 4.2. Resignation; Removal; Vacancies; New Offices. Any officer may resign at any time by giving written notice to the Chairman of the Board, if any, the Chief Executive Officer or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. A vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term thereof by the Board of Directors at any regular or special meeting. New offices may be created and filled, at any time, by the Board of Directors

Section 4.3. Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 4.4. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business affairs of the Corporation, subject to the direction of the Board of Directors. The Chief Executive Officer may execute, in the name and on behalf of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors or a committee thereof has authorized to be executed in accordance with these Bylaws, except in cases where the execution shall have been expressly delegated by the Board of Directors or a committee thereof to some other officer or agent of the Corporation. The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and, if there is no President, all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.5. President. The President shall report to the Chief Executive Officer and shall assist the Chief Executive Officer in the supervision and control of the business and affairs of the Corporation. The President may execute, in the name and on behalf of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors or a committee thereof has authorized to be executed in accordance with these Bylaws, except in cases where the execution shall have been expressly delegated by the Board of Directors or a committee thereof to some other officer or agent of the Corporation. The President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.6. Chief Financial Officer. The Chief Financial Officer shall, under the direction of the Chief Executive Officer, be responsible for all financial and accounting matters of the Corporation. The Chief Financial Officer shall also perform such duties and exercise such powers as usually appertain to such title and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time

Section 4.7. Vice-Presidents. The Executive Vice President or the Senior Vice President, or if an Executive Vice President or a Senior Vice President has not been designated and if there is more than one Vice President, the Vice Presidents in the order determined by the Board of Directors or, in lieu of such determination, in the order determined by the Chief Executive Officer shall be the officer or officers next in seniority after the President. Each vice president shall also perform such duties and exercise such powers as are appropriate and such as are prescribed by the Board of Directors or, in lieu of or in addition to such prescription, such as are prescribed by the Chief Executive Officer or the President from time to time. Upon the death, absence, or disability of the President, the Vice President or, if there is more than one, the Vice Presidents in the order determined by the Board of Directors or, in lieu of such determination, in the order determined by the Chief Executive Officer shall perform the duties and exercise the powers of the President.

Section 4.8. Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected, disburse the funds of the Corporation as ordered by the Board of Directors or the President or as otherwise required in the conduct of the business of the Corporation and render to the President or the Board of Directors, upon request, an accounting of all his or her transactions as Treasurer and a report on the financial condition of the Corporation. The Treasurer shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

Section 4.9. Secretary. In addition to such other duties, if any, as may be assigned to the Secretary by the Board of Directors, the Chairman of the Board, if any, or the President, the Secretary shall (i) keep the minutes of proceedings of the stockholders, the Board of Directors and any committee of the Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be the custodian of the records and seal of the Corporation; (iv) affix or cause to be affixed the seal of the Corporation or a facsimile thereof, and attest the seal by his or her signature, to all certificates for shares of stock of the Corporation and to all other documents the execution of which under seal is authorized by the Board of Directors and (v) unless such duties have been delegated by the Board of Directors to a transfer agent of the Corporation, keep or cause to be kept a register of the name and address of each stockholder, as the same shall be furnished to the Secretary by such stockholder, and have general charge of the stock transfer records of the Corporation.

Section 4.10. Assistant Treasurers and Secretaries. In the absence of the Secretary or the Treasurer, as the case may be, or in the event of his or her inability or refusal to act, the Assistant Secretaries and the Assistant Treasurers, respectively, in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall perform the duties and exercise the powers of the Secretary or the Treasurer, as the case may be. In addition, the Assistant Secretaries and the Assistant Treasurers shall, in general, perform such duties as may be assigned to them by the President, the Secretary, the Treasurer or the Board of Directors.

Section 4.11. Other Officers. Any officer who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these Bylaws shall perform such duties and have such powers as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.12. Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors.

ARTICLE V

Stock Certificates and Transfers

Section 5.1. Certificate. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, if any, or the President and by the Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar continued to be such at the date of issue.

Section 5.2. Lost, Stolen or Destroyed Certificates; Issuance of New Certificates. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such stockholder’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.3. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 5.2, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of stock certificates, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of stock shall be made only on the books of the Corporation by the registered holder thereof or by such holder’s attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificate or certificates representing such stock are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

Section 5.4. Stockholders of Record. The name and address of each stockholder, the number and class of stock held and the date on which the stock was issued shall be entered on the books of the Corporation. The Corporation shall be entitled to treat the holder of record of any stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

ARTICLE VI

Notices

Section 6.1. Manner of Notice. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, whenever notice is required to be given to any stockholder, director or member of any committee of the Board of Directors, such notice may be given by personal delivery or by depositing it, in a sealed envelope, in the United States mails, first class, postage prepaid, addressed, or by delivering it to a telegraph company, charges prepaid, for transmission, or by transmitting it via telecopier, to such stockholder, director or member, either at the address of such stockholder, director or member as it appears on the records of the Corporation or, in the case of such a director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited, delivered or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these Bylaws.

Section 6.2. Dispensation with Notice. (a) Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any stockholder to whom (i) notice of two consecutive annual meetings of stockholders, and all notices of meetings of stockholders or of the taking of action by stockholders by written consent without a meeting to such stockholder during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12-month period, have been mailed addressed to such stockholder at the address of such stockholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth the then current address of such stockholder, the requirement that notice be given to such stockholder shall be reinstated.

(b) Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

Section 6.3. Waivers of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee or directors need be specified in any written waiver of notice.

ARTICLE VII

Indemnification

Section 7.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such

Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.3 of this Article VII, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

Section 7.2. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article VII or otherwise.

Section 7.3. Claims. If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 7.4. Other Indemnification. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or non-officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

Section 7.5. Non-Exclusivity of Rights. The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

Section 7.6. Reduction of Indemnification Obligation. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

Section 7.7. Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify or insure the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article VII; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article VII.

Section 7.8. Change in Governing Law. In the event of any amendment or addition to Section 145 of the General Corporation Law of the State of Delaware or the addition of any other section to such law which shall limit indemnification rights thereunder, the Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

Section 7.9. Repeal or Modification of Indemnification. Any repeal or modification of this Article VII by the stockholders of the Corporation shall not conflict with or adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

ARTICLE VIII

General

Section 8.1. Fiscal year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 8.2. Seal. The Corporation may or may not have a corporate seal, as determined by the Board of Directors.

Section 8.3. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, electronic data storage, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 8.4. Amendment of Bylaws. These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by the Board of Directors or by the affirmative vote of the holders at least sixty-six and two-thirds percent (66-2/3%) of the stock then outstanding and entitled to vote.

Section 8.5. Dividends and Distributions. The Board of Directors may from time to time declare or otherwise authorize, and the Corporation may pay, dividends or other distributions on its outstanding stock in the manner and upon the terms, conditions and limitations provided by law or the Certificate of Incorporation.

Section 8.6. Headings. Section or paragraph headings are inserted herein only for convenience of reference and shall not be considered in the construction of any provision hereof.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

(a) That I am the duly elected and acting Secretary of Commercial Credit, Inc., a Delaware corporation; and

(b) That the foregoing Bylaws constitute the bylaws of said corporation as duly adopted by the board of directors of said corporation as of April 9, 2015 and by written consent of ninety eight and six tenths percent (98.6%) of all issued and outstanding shares of capital stock of said corporation as of April 23, 2015.

IN WITNESS WHEREOF, I have hereunto subscribed my name this      day of         , 2015.

COMMERCIAL CREDIT, INC.

By:
Name:
Title